Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2021 relating to the financial statements of Social Finance, Inc. and subsidiaries (the "Company"), appearing in Registration Statement No. 333–257092 on Form S-1 of SoFi Technologies, Inc.
/s/ Deloitte & Touche LLP
San Francisco, California
August 5, 2021